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                                                                 EXHIBIT 11(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this Post-Effective Amendment No. 41 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of Eaton Vance Strategic Income Fund of our report dated December 5, 1997, relating to Eaton Vance Strategic Income Fund (formerly EV Marathon Strategic Income Fund), and of our report dated December 5, 1997, relating to Strategic Income Portfolio, which reports are included in the Annual Report to Shareholders for the year ended October 31, 1997, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Funds' Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                                /s/ COOPERS & LYBRAND L.L.P.
                                                -------------------------------
                                                COOPERS & LYBRAND L.L.P.

February 23, 1998
Boston, Massachusetts